UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2023

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

7901 Jones Branch Drive, Suite 700
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release issued by V2X, Inc. (the “Company”) on May 9, 2023 that includes financial information for the Company for the first quarter of 2023 and guidance for fiscal 2023. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2023, Mr. John “Ed” Boyington, Jr. submitted to the Company’s Board of Directors (the “Board”) notice of his resignation from his position as a Class III Director of the Board and as member of its Strategy Committee, effective May 5, 2023. Mr. Boyington resigned for personal reasons and not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Boyington was appointed by Vertex Aerospace Holdco LLC, a Delaware limited liability company (“Vertex Holdco”), as a Board director pursuant to a Shareholders Agreement, dated July 5, 2022, by and among the Company, Vertex Holdco and the other shareholders of the Company party thereto (the “Shareholders Agreement”). Pursuant to the terms of the Shareholders Agreement, Vertex Holdco has designated Mr. Abbas Elegba to fill the vacancy on the Board created by Mr. Boyington’s resignation.

On May 8, 2023, in accordance with the terms of the Shareholders Agreement and at the request of Vertex Holdco, the Board appointed Mr. Elegba as a Class III Director to fill the vacancy on the Board created by reason of Mr. Boyington’s resignation for a term expiring at the 2026 Annual Meeting of Shareholders. The Board also appointed Mr. Elegba to serve on its Strategy Committee.

Mr. Elegba will not receive any director compensation associated with the foregoing appointments, but will be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by Mr. Elegba in connection with his duties as a Director, in accordance with the Company’s policies.

The Company also entered into its standard form of director indemnification agreement with Mr. Elegba, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 5, 2022.

Other than the Shareholders Agreement and the indemnification agreement, there are no arrangements or understandings between Mr. Elegba and any other person pursuant to which Mr. Elegba was selected as a director. Mr. Elegba is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of the Company was held on May 4, 2023. The results of voting at the 2023 Annual Meeting on each of the matters submitted to a vote of the Company’s shareholders are set forth below.

1. Election of each of the persons named below as Class III Directors for a term of three years to expire at the 2026 Annual Meeting of Shareholders, or until their successors are elected and qualified, by the following vote.

Class III Directors	For	Against	Abstain	Broker Non-Votes
John “Ed” Boyington, Jr.	25,398,387	3,435,820	4,457	1,348,589
Melvin F. Parker	26,809,523	2,024,197	4,944	1,348,589
Stephen L. Waechter	27,699,951	1,133,793	4,920	1,348,589

2. Ratification of appointment of RSM US LLP as the independent registered public accounting firm for 2023 was approved by the following vote.

For	Against	Abstain
30,166,253	13,282	7,718

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers by the following vote.

For	Against	Abstain	Broker Non-Votes
26,766,126	1,966,013	106,525	1,348,589

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of V2X, Inc. dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.

Dated: May 9 , 2023

	By:	/s/ Kevin T. Boyle
Kevin T. Boyle
Chief Legal Officer, General Counsel and Corporate Secretary